As filed with the Securities and Exchange Commission on July 31, 1997

                                          Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                            AMERICAN EXPRESS COMPANY
                        SHAREHOLDER'S STOCK PURCHASE PLAN
             (Exact name of registrant as specified in its charter)

          New York State                                   13-4922250
   (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

                                200 Vesey Street
                            New York, New York 10285
                                 (212) 640-2000
                          (Address, including zip code,
                         and telephone number, including
                           area code, of registrant's
                          principal executive offices)

                          ---------------------------

                                Louise M. Parent
                            Executive Vice President
                               and General Counsel
                            American Express Company
                                200 Vesey Street
                            New York, New York 10285
                                 (212) 640-2000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE


Title of each class of        Amount to be        Proposed maximum          Proposed maximum        Amount of
securities to be registered   registered          offering price per        aggregate offering      registration fee
                                                  share*                    price*
Common Stock, par value       1,000,000           $79.969                   $79,969,000.00          $24,233.03
$.60 per Share

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported on the New York Stock Exchange Composite Tape for July 25, 1997. The registration fee is calculated on the basis of 1/33rd of 1% of the maximum aggregate offering price.

                          ---------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1997



[GRAPHIC OMITTED]

PROSPECTUS
--------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY

                        SHAREHOLDER'S STOCK PURCHASE PLAN

                             1,000,000 COMMON SHARES

                            PAR VALUE $.60 PER SHARE

         The Shareholder's Stock Purchase Plan (the "Plan") of American Express Company (the "Company") provides holders of the Company's common shares, par value $.60 per share ("common shares"), with a convenient way to purchase additional common shares over time through the reinvestment of dividends. The Plan also permits persons who are not current shareholders of record to purchase common shares through the Plan. Any holder of record of 10 or more common shares is eligible to join the Plan. Persons who are not shareholders and shareholders who own fewer than 10 common shares may enroll by investing at least $1,000. In addition, brokers and other nominees may reinvest dividends on behalf of beneficial owners as described in the Plan.

         Participants in the Plan may:

         o     Automatically reinvest cash dividends on all common shares.

         o Invest by making additional optional cash payments at any time in any amount, but not less than $50 at any one time or more than $10,000 per month.

         o Avoid recordkeeping requirements and costs for any or all shares held by a Plan participant through the custodial service offered by the Plan.

         Once enrolled, participants may continue their participation in the Plan so long as they do not withdraw a number of shares resulting in their owning fewer than 10 common shares of record. Participants holding fewer than 10 common shares of record on September 1, 1997 have one year to purchase additional shares to meet the 10-share threshold. (See Question 7 on page 7.)

         The Company may direct that shares acquired through the Plan be purchased in market transactions or directly from the Company in the form of newly issued or treasury shares. Market transactions may be conducted on any securities exchange where the common shares are traded, in the over-the-counter market, or by negotiated transactions and may be effected on such terms as to price, delivery and otherwise as The Chase Manhattan Bank (the "Agent") may determine. Market transactions would provide no new funds for the Company.

         The purchase price of common shares purchased from the Company with reinvested dividends and optional cash payments will be 100% of the average of the high and low sales prices of the common shares, as published in reports of the New York Stock Exchange-Composite Transactions on the Investment Date. The purchase price of shares purchased in market transactions will be the weighted average price paid by the Agent to obtain them.

         The closing price of the common shares, as published in reports of the New York Stock Exchange - Composite Transactions, on August 1, 1997 was $______.

         Participants are required to pay certain fees in connection with the Plan. (See question 3 on page 6.)

         Holders of common shares who do not choose to participate in the Plan will continue to receive cash dividends, as declared, by check or direct deposit in the usual manner.

         This Prospectus relates to 1,000,000 common shares registered for sale under the Plan.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The date of this Prospectus is August __, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN EXPRESS COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

------------------


AVAILABLE INFORMATION

         American Express Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company). The address of the Commission's Web site is (http://www.sec.gov). Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, at the offices of the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 and 233 South Beaudry Avenue, Los Angeles, California 90012, at the offices of the Chicago Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605, and at the offices of the Boston Stock Exchange, Inc., One Boston Place, Boston, Massachusetts 02108. The Company's common shares are listed on each of these Exchanges.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are hereby incorporated by reference herein (i) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, as amended on Form 10-K/A (Amendment No. 1) dated June 26, 1997, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (iii) the Company's Current Reports on Form 8-K dated January 27, 1997, April 24, 1997 (as amended April 28, 1997) and July 29, 1997 and (iv) the Company's description of its Common Shares contained in the Company's Registration Statement on Form 8-A, dated August 13, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for such copies should be directed to Mr. Stephen P. Norman, Secretary, American Express Company, 200 Vesey Street, World Financial Center, New York, New York 10285-5005, (212) 640-5583.

IF YOU HAVE QUESTIONS CONCERNING THE PLAN

         Please address all correspondence concerning the Plan, including requests for an Enrollment Form to join the Plan, to:

                  The Chase Manhattan Bank
                  c/o ChaseMellon Shareholder Services, L.L.C.
                  P.O. Box 3336
                  South Hackensack, New Jersey  07606


         Please mention American Express Company in all of your correspondence and, if you are enrolled in the Plan, give the number of your account. U.S. and Canadian shareholders or investors may also call ChaseMellon's Communications Center at (800) 463-5911. Foreign shareholders or investors (other than Canadian shareholders or investors) may call the Center at (212) 613-7427.

THE COMPANY

         The Company was founded in 1850 as a joint stock association and was incorporated under the laws of the State of New York in 1965. The Company and its subsidiaries are principally engaged in the business of providing travel related services, financial advisory services and international banking services throughout the world. Travel related services are offered principally through American Express Travel Related Services Company, Inc. and its subsidiaries and include a variety of products and services, including the American Express(R) Card, the Optima(R) Card and other consumer lending products, the American Express(R) Travelers Cheque and other stored value products, business expense management products and services, corporate products and consumer travel products and services, magazine publishing, database marketing and management and merchant transaction processing, point of sale and back office products and services. Financial advisory services are principally offered through American Express Financial Corporation and its subsidiaries and include financial planning and advice, insurance and annuities, a variety of investment products, investment advisory services, trust and employee plan administration services, tax preparation and bookkeeping services, personal auto and homeowner's insurance and retail securities brokerage services. International banking services are offered principally through American Express Bank Ltd. and its subsidiaries and include correspondent, commercial and private banking, personal financial services and global trading. At December 31, 1996, the Company employed approximately 72,300 people. Its principal executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone: (212) 640-2000).


THE PLAN

         The Plan originally became effective on August 10, 1981 and was amended effective September 1, 1994. The Plan was further amended effective September 1, 1997 and has been restated in its entirety. Among other things, the September 1, 1997 amendments: permit non-participants (whether or not shareholders) to join the Plan by making a minimum initial investment of at least $1,000; establish the 10-share minimum for participation in the Plan; require that participants enroll ALL of their common shares held of record in order to participate in the Plan; raise the monthly optional cash investment maximum from $5,000 to $10,000; and impose certain fees upon participants.

         The Plan is designed for long-term investors who wish to build their share ownership over time. It does not afford the same flexibility as a brokerage account since the timing of purchases and sales is subject to the provisions of the program, as described on pages 9, 10 and 11.

-----------------

         The following is a question and answer statement of the principal provisions of the Plan.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide holders of common shares with a convenient method of reinvesting their cash dividends and making optional cash payments toward the purchase of additional common shares and thus to build their share ownership of the Company over time.

         The Plan also permits non-participants (whether or not such persons are shareholders of the Company) to acquire shares by investing at least $1,000 and thus also obtain the benefits described in the preceding paragraph.


ADVANTAGES

2.       WHAT ARE THE ADVANTAGES OF THE PLAN?

         If you participate in the Plan, the cash dividends on all of your shares held of record will be automatically reinvested. In addition, you may make optional cash purchases of at least $50 per investment and up to a maximum of $10,000 per monthly investment cycle. The purchase price of shares purchased under the Plan will be 100% of the average price as more fully explained under Question 12 below. Full investment of funds is possible under the Plan because the Plan permits your account to be credited not only with full shares but also with fractional shares. Such fractional shares participate ratably in subsequent dividends. You may also avoid the burden of safeguarding certificates for shares credited to your account under the Plan as well as any certificates you currently hold and wish to deposit into your Plan account. Statements reflecting each purchase will be sent to you after such purchase for your account.


SERVICE FEES

3.       ARE THERE ANY FEES OR COSTS TO PARTICIPANTS?

         Yes. Because participants in the Plan receive valuable benefits from their participation, the Company believes it is appropriate to charge certain modest fees in connection with administration of the Plan. These fees are subject to change from time to time at the discretion of the Company. Fees from time to time in effect will be set forth in a notice or brochure available from the Agent.

As of September 1, 1997, the following fees will be in effect:


---------------------------------------------------------------- ----------------------------------------------------------
Reinvestment of quarterly dividends                              10% of Dividend Amount Reinvested, up to a maximum of
                                                                 $0.75, plus $0.06 per share trading fee
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Purchase of shares with initial investment                       $6.00 plus $0.06 per share trading fee
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Purchase of shares with additional investments                   $5.00 plus $0.06 per share trading fee
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Purchase of shares via monthly bank account debit                $3.00 per month plus $0.06 per share trading fee
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Gift/Transfer of shares                                          no charge
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Certificate safekeeping/custody service                          no charge
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Withdrawal or certificate issuance                               no charge
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Sale of shares                                                   $10.00 plus $0.12 per share trading fee
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Original or current year duplicate statement                     no charge
---------------------------------------------------------------- ----------------------------------------------------------
---------------------------------------------------------------- ----------------------------------------------------------
Duplicate statement - prior year(s)                              $10.00 per statement ($20 minimum)
---------------------------------------------------------------- ----------------------------------------------------------


     The Agent will deduct the applicable fees from proceeds due to participants from a sale or funds received for investment. The fee for duplicate statements must be paid in advance by check made payable to "Chase Manhattan Bank."


ADMINISTRATION

4.       WHO ADMINISTERS THE PLAN?

         The Chase Manhattan Bank (the "Agent"), as designated Agent for each participating shareholder, has been appointed by the Company to administer the Plan, purchase and hold common shares acquired under the Plan, maintain records, send transaction notices confirming details of each transaction, and perform other duties related to the Plan.

         ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), a joint venture of the Agent and Mellon Bank Corporation, performs certain Plan services for the Agent. ChaseMellon also acts as transfer agent and registrar for the common shares.


PARTICIPATION

5.       WHO IS ELIGIBLE TO PARTICIPATE?

         Any person or entity is eligible to participate in the Plan provided that (i) such person or entity fulfills the requirements described below under Question 7 and (ii) in the case of foreign investors, participation is limited to shareholders whose participation would not violate local laws and regulations of their respective foreign jurisdictions.

         Regulations in certain countries may limit or prohibit participation in a program of the type contemplated by the Plan. Therefore, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulations prohibiting their participation.

         Shareholders residing outside the United States may be subject to mandatory 30% income tax withholding on their dividend income by the Agent. Therefore, such persons should consider whether their objectives would be served by enrolling their shares in the Plan.

6.       IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

         No.  To participate, you must enroll all shares owned of record by you.

7.       HOW DOES AN ELIGIBLE SHAREHOLDER OR INVESTOR PARTICIPATE?

         You may join the Plan by completing and signing the Enrollment Form which accompanies this Prospectus and returning it to the Agent. A postage-paid envelope is provided for this purpose. You may obtain an Enrollment Form at any time by written request to The Chase Manhattan Bank, c/o ChaseMellon Shareholder Services, L.L.C., P.O. Box 3336, South Hackensack, New Jersey 07606, or by telephoning the Agent at
         (800) 463-5911 (U.S. and Canadian shareholders and investors) or (212) 613-7427 (other shareholders and investors).

         To participate, investors must own of record at least 10 common shares or, for non-participants, make an initial investment of at least $1,000 by check. A participant's total monthly initial and/or additional investment cannot exceed $10,000 and must be made in U.S. dollars. For the purposes of applying this limit, all investments during any monthly investment cycle (including initial and ongoing investments, but excluding dividend reinvestments and share deposits) are aggregated. No interest will be paid on amounts held by the Agent pending investment.

         Investors whose shares are held by a broker or bank (sometimes called 'street name' or 'beneficial' holders) may not participate in the Plan directly. However, such investors may request the bank or broker holding their shares to participate in the dividend reinvestment feature (but not the optional cash feature) of the Plan on their behalf. Many banks and brokers are willing to participate in the dividend reinvestment feature on behalf of their clients and may do so by contacting the Agent and/or the bank's or broker's depositary (such as Cede & Co.) regarding broker and nominee participation. Banks or brokers wishing to reinvest dividends on behalf of their clients must furnish appropriate instructions to the Agent not later than the second business day following the record date for such dividend or no dividends will be reinvested in common shares on the related dividend payment date.


         EXCEPT FOR NON-PARTICIPANTS WHO MAKE AN INITIAL INVESTMENT OF AT LEAST $1,000 AND PRESENT PLAN PARTICIPANTS WHO OWN FEWER THAN 10 COMMON SHARES OF RECORD, PARTICIPANTS MUST AT ALL TIMES OWN OF RECORD A MINIMUM OF 10 COMMON SHARES TO MAINTAIN THEIR ELIGIBILITY FOR DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASES PURSUANT TO THE PLAN. PRESENT PLAN PARTICIPANTS WHO OWN FEWER THAN 10 SHARES OF RECORD WILL BE GIVEN UNTIL SEPTEMBER 1, 1998 TO ACQUIRE ADDITIONAL SHARES TO MEET THE 10-SHARE MINIMUM.

         PARTICIPANTS WHO FALL BELOW THE 10-SHARE MINIMUM AT ANY TIME AFTER SEPTEMBER 1, 1998 WILL NO LONGER BE ELIGIBLE FOR DIVIDEND REINVESTMENT OR OPTIONAL CASH PURCHASES. SIMILARLY, A NON-PARTICIPANT WHO ENROLLS WITH AT LEAST A $1,000 INVESTMENT ON OR AFTER SEPTEMBER 1, 1997 WILL REMAIN ELIGIBLE FOR DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASES UNLESS THE INVESTOR WITHDRAWS OR OTHERWISE DISPOSES OF SHARES AFTER WHICH SUCH INVESTOR OWNS OF RECORD FEWER THAN 10 SHARES.

         In addition to the foregoing, the Company has eliminated the partial dividend reinvestment feature of the Plan, effective September 1, 1997. Thereafter, participants who have previously elected to have dividends on only a portion of their shares held of record reinvested in new shares will have their dividends reinvested on ALL shares held on and after September 1, 1997 of record by them, until they notify the Agent in writing that they do not wish to continue their participation in the Plan.

8. WHAT WILL HAPPEN TO THE PLAN SHARES OF PARTICIPANTS WHO NO LONGER MEET THE ELIGIBILITY REQUIREMENTS OF THE PLAN OR IF THE PLAN IS TERMINATED?

         The Agent will from time to time review the status of participants to determine whether they continue to be eligible to participate in the Plan. If the Agent determines that a participant holds insufficient shares to continue participation, or if the Plan is terminated for any reason whatsoever, the Agent will so notify the participant in writing. If a participant who no longer meets the eligibility requirements of the Plan does not again become eligible within 30 days following the date of such notice, such person will no longer be afforded the dividend reinvestment and optional cash features of the Plan. Such person's Plan shares will remain in his or her account in the Plan, however, unless he or she requests that the Agent (i) send him or her a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional share (based on the then current market price, less any applicable fees) or (ii) sell all shares in the Plan account in the manner described on page 13 under "Sales of Common Shares."

         Upon termination of the Plan, participants will receive a certificate and fractional share check (if applicable) as described in the preceding paragraph, unless within 30 days following the date of such notice a participant requests that the Agent sell all shares in the Plan account as described above. If a participant's account is inactive over a long period of time and consists of only a fractional share, the Agent may close such account by notifying the participant in writing and sending a check for the value of the fractional share based on the last sale price for any whole shares sold.

9.       WHEN MAY AN ELIGIBLE SHAREHOLDER OR INVESTOR JOIN THE PLAN?

         You may join the Plan at any time.

10. WHEN WILL DIVIDENDS BE REINVESTED AND/OR ADDITIONAL OPTIONAL PURCHASES BE MADE?

         Generally, dividends will be reinvested on the "Investment Date" which coincides with quarterly dividend payment dates, currently February 10, May 10, August 10 and November 10 of each year or on the business day nearest to these dates.

         For current shareholders, if the Enrollment Form is received prior to the record date for a dividend payment, your election to reinvest dividends will begin with that dividend payment. If the Enrollment Form is received on or after any such record date, reinvestment of dividends will begin on the dividend payment date following the next record date if you are still a shareholder of record and otherwise meet the eligibility requirements. Record dates for payment of dividends normally precede payment dates by five weeks.

         The Investment Date on which optional cash payments (including such payments forwarded by first-time investors with their Enrollment Forms) will be invested in additional or new shares will be the tenth day of the month immediately following the receipt of such cash payments, except as set forth in the paragraph below. For example, optional cash received on March 3 will usually be invested on March 10. In order to avoid any possible delay in the purchase of additional shares, participants are advised to forward their optional cash payments to the Agent so as to assure their receipt by the Agent at least two business days prior to the intended Investment Date.

         There are three exceptions to the premise that the tenth day of each month will be the Investment Date. The first is when there is no reported trading in the common shares on the tenth of the month because the tenth falls on a weekend, holiday or day that the New York Stock Exchange is closed. In this case, the Investment Date will be the next preceding day on which reported trading occurred. The second exception is when the Agent feels that it cannot advantageously complete any open market purchases on the Investment Date and elects to make some or all of the purchases on the subsequent trading day or days, although the Agent will make every effort to complete the purchases promptly. The third exception is when the shares are purchased from the Company and the Company deems it advisable to defer the sale of shares to the Agent to a later date because of the requirements of applicable securities laws.


11.      WHAT DOES THE ENROLLMENT FORM PROVIDE?

         Among other things, the Enrollment Form directs the Agent to apply toward the purchase of additional common shares all your cash dividends on all the shares then or subsequently registered in your name, together with any optional cash payments. The Enrollment Form further directs the Agent to reinvest automatically any subsequent dividends on shares accumulated and held in your Plan account. The Plan, in other words, generally operates so as to reinvest dividends on a cumulative basis until you withdraw your shares from the Plan, until your Plan account is terminated for failure to meet the 10-share minimum, or until the Plan is terminated.


PURCHASES AND PRICES OF SHARES

12.      WHAT WILL BE THE PRICE OF COMMON SHARES PURCHASED UNDER THE PLAN?

         At the Company's discretion, Plan shares will be purchased by the Agent either on the open market or directly from the Company. Shares purchased by the Agent in the open market may be made on any securities exchange in the U.S. where the common shares are traded, in the over-the-counter market, or by negotiated transactions on such terms as the Agent may reasonably determine at the time of purchase. Neither the Company nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

         The purchase price of common shares purchased in market transactions will be the weighted average price paid by the Agent to obtain them. In the case of purchases of shares from the Company, the purchase price will be the average of the high and low sales prices of the common shares reported on the consolidated transactions tape for New York Stock Exchange issues on the Investment Date.

13.      HOW MANY COMMON SHARES WILL BE PURCHASED FOR PARTICIPANTS?

         The number of shares to be purchased for your account depends on the amount of your dividend and/or optional cash payment and the purchase price of the shares. Your account will be credited with that number of shares, including fractions computed to four decimal places, equal to the amount you invest (or reinvest), net of any applicable fees, divided by the purchase price per share.

14.      HOW ARE OPTIONAL CASH PURCHASES MADE?

         The option to make additional cash purchases of common shares is available to shareholders of record who are participants in the Plan and thus have all dividends on their shares being reinvested. Each such purchase may be in any amount of at least $50, but such purchases cannot, in any one monthly investment cycle from Investment Date to Investment Date, exceed a total of $10,000.

         An initial cash purchase may be made by an investor when joining the Plan by enclosing a check or money order for at least $1,000 (but not more than $10,000) made payable in U.S. dollars to "Chase Manhattan Bank" with the Enrollment Form. Thereafter, optional cash purchases may be made through the use of a cash payment form which will be attached to each statement of account a participant receives.

15.      WHEN WILL OPTIONAL CASH PAYMENTS RECEIVED BY THE AGENT BE INVESTED?

         Optional cash payments received by the Agent will be invested on or commencing with the Investment Date immediately following their receipt. (See Question 10.) No interest will be paid by the Company or the Agent on cash payments. It is therefore suggested that any optional cash payment you wish to make be sent so as to be received by the Agent at its address set forth in the response to Question 7 shortly before -- but no later than two business days prior to -- the Investment Date on which you wish to have it invested.

         Optional cash payments received by the Agent will be returned to you upon your written request if such request is received by the Agent not later than two business days prior to the next Investment Date.


REPORTS TO PARTICIPANTS

16.      WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         After each purchase for your account, a statement will be mailed advising you of your cumulative investments for the current calendar year. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. In addition, you will receive copies of other communications sent to holders of common shares, including the Company's annual report, proxy statement and IRS information for reporting dividends paid.


DIVIDENDS ON FRACTIONS

17.      WILL YOU BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

         Yes.


CERTIFICATES FOR COMMON SHARES

18.      WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

         Common shares purchased for your account will be held in book-entry form in the name of the Agent or its nominee for your account. No certificates will be issued to you for shares in your account unless you so request the Agent in writing to do so, or until your account is terminated. At any time, you may request the Agent to send you a certificate for some or all of the whole shares credited to your account. This request should be mailed to the Agent at the address set forth in the response to Question 7. These shares, as well as any remaining whole shares and any fraction of a share will continue to be credited to your account in the Plan unless, subsequent to the issuance of such certificate, you transfer or otherwise dispose of such certificate. In such case, only the remaining whole shares and fraction will continue to be so credited, subject to the 10-share threshold referred to in the response to Question 7. (See also Question 21.)

GIFTS/TRANSFERS OF SHARES

19.      HOW DO I MAKE A GIFT OF COMMON SHARES HELD IN MY PLAN ACCOUNT?

         Shareholders may transfer the ownership of some or all of their Plan shares or shares held in safekeeping by sending the Agent written transfer instructions. Signatures must be guaranteed by a financial institution participating in the Medallion Guarantee program. Shares may be transferred to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of fewer than 10 shares. Further, as noted above, persons making gifts or other transfers must continue to own at least 10 common shares following such transfer to continue their participation in the dividend reinvestment and optional cash features of the Plan.


SALES OF COMMON SHARES

20.      HOW DO I SELL COMMON SHARES HELD IN MY PLAN ACCOUNT?

         Participants may sell some or all of the whole common shares held in their Plan accounts by completing and returning the appropriate section of their account statement or transaction form to the Agent. The Agent, at its discretion, will sell those shares, along with shares to be sold for other accounts, as promptly as practicable at 100% of the then current market price of the common shares and will send the participant a check for the proceeds, less any applicable fees and any applicable stock transfer tax from time to time in effect (see also Questions 3 and 21).


21. WHAT HAPPENS TO THEIR PLAN SHARES IF PARTICIPANTS SELL OR TRANSFER SOME OR ALL OF THE SHARES REPRESENTED BY CERTIFICATES AND HELD BY THEM?

         If you dispose of some or all of the shares registered in your name (i.e., the shares for which physical certificates have been issued), the shares purchased under the Plan through dividend reinvestment and held in your account are unaffected, provided there are at least 10 common shares in the account. The Agent will continue to reinvest the dividends on the shares remaining in your account (provided you continue to hold at least 10 common shares in the Plan) unless and until you completely withdraw from the Plan or the Plan is terminated.

WITHDRAWALS

22.      WHEN MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

         You may withdraw from the Plan at any time. If your request to withdraw is received prior to a dividend record date set by the Board of Directors for determining shareholders of record entitled to receive a dividend, your dividend will be received in cash rather than being reinvested in new shares on the payment date and your withdrawal request will be processed within two business days following receipt of the request by the Agent.

         If your request to withdraw is received by the Agent on or after a dividend record date but before the payment date, the Agent, in its sole discretion, may either pay such dividend in cash or reinvest it in shares for your account. The request for withdrawal will then be processed as promptly as possible FOLLOWING such dividend payment date. Any optional cash payments which you may have sent to the Agent prior to a request for withdrawal will also be invested on the next Investment Date unless you expressly request return of that payment in your request for withdrawal and your request for withdrawal is received by the Agent at least two business days prior to that Investment Date. All dividends paid subsequent to such dividend payment date or Investment Date will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time, subject to meeting the eligibility requirements set forth in the response to Question 7.


23.      HOW DO PARTICIPANTS WITHDRAW FROM THE PLAN?

         In order to withdraw from the Plan, you must notify the Agent in writing, at its address set forth in the response to Question 7, that you wish to withdraw. When you withdraw from the Plan (subject to the answer to Question 22), or upon any termination of the Plan by the Company, upon your request a certificate for whole shares credited to your account under the Plan will be issued to you. A cash payment, based upon the sale price received by the Agent, will be made to you for any fraction of a share.

         Upon your withdrawal from the Plan, you may also request in writing that all or part of the shares credited to your account in the Plan be sold. If you request such sale, the Agent will make such sale for your account as soon as practicable after processing your request for withdrawal. You will receive the proceeds, less the service fee, trading fee (see Question 3) and any applicable stock transfer tax, from the sale of the whole shares sold at your request and the cash value of any fractional share.


CUSTODY SERVICE

24.      MAY  PARTICIPANTS  SEND  THEIR  SHARE  CERTIFICATES  TO THE  AGENT  FOR
         SAFEKEEPING?

         As an additional service to Plan participants, you may deposit any or all common share certificates of the Company held by you with the Agent for safekeeping. If you wish to use this service, you should complete the appropriate information on the enclosed Enrollment Form and return it to the Agent, together with the certificate or certificates. Delivery of certificates is at the risk of the shareholder, and, for delivery by mail, insured registered mail with return receipt requested is recommended. The certificates should not be endorsed and the assignment section should not be completed. The receipt of any share certificates delivered for safekeeping will be shown on your account statement.

         Participating shareholders may withdraw some or all of their shares from the Agent's custody at any time by requesting in writing that a certificate be issued for some or all of the full shares held by the Agent.


OTHER INFORMATION

25. WHAT HAPPENS IF THE COMPANY DECLARES A DIVIDEND PAYABLE IN SHARES OR DECLARES A STOCK SPLIT?

         Any dividend payable in shares, and any additional shares distributed by the Company in connection with a stock split, in respect of shares credited to your Plan account will be added to your Plan account. Any such dividend payable in shares, and any additional shares distributed by the Company in connection with a stock split, attributable to shares represented by certificates registered in your own name and not in your Plan account will be issued to you as in the case of shareholders not participating in the Plan. The Company reserves the right to adjust the 10-share minimum and $1,000 participation eligibility thresholds proportionately in the event of any such share dividend or stock split.

26.      HOW WILL SHARES HELD BY THE AGENT BE VOTED AT MEETINGS OF SHAREHOLDERS?

         Shares held by the Agent for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This card will cover all shares registered in your own name, as well as all full and fractional shares held by the Agent for your account under the Plan.

         If no instructions are indicated by you on a properly signed and returned proxy card solicited by management, all your shares -- those registered in your own name and those held by the Agent for your account under the Plan -- will be voted in accordance with recommendations of the Company's management. If the proxy card is not returned, or if it is returned unsigned or improperly signed, none of the shares covered by such proxy card (including those held by the Agent under the Plan) will be voted.

27.      WHAT ARE THE  RESPONSIBILITIES  OF THE  COMPANY AND THE AGENT UNDER THE
         PLAN?

         The Company and the Agent will not be liable in administering the Plan for any acts done in good faith or as required by applicable securities laws or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate your account upon your death or with respect to the prices at which shares are purchased or sold for your account and the times when such purchases or sales are made or with respect to any fluctuation in the market value after purchase or sale of shares.

         Neither the Company nor the Agent can assure a profit or protect against a loss on shares purchased pursuant to the Plan. The establishment and maintenance of the Plan by the Company does not constitute an assurance either with respect to the value of the common shares or as to whether the Company will continue to pay dividends on the common shares or at what rate.

28.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         Yes. The Company may suspend, terminate, modify or amend the Plan at any time. Notice will be sent to you of any such suspension or termination, or of any modification or amendment of the Plan that alters its terms or conditions, as soon as practicable after such action by the Company.

29.      WHO HAS THE RIGHT TO INTERPRET THE VARIOUS PROVISIONS OF THE PLAN?

         The Company may in its absolute discretion interpret the Plan as deemed necessary or desirable and resolve questions or ambiguities concerning various provisions of the Plan.



CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Certain federal income tax consequences of participating in the Plan are set forth below:

         In the case of shares acquired from the Company with reinvested common share dividends, participants in the Plan will be treated as having received a dividend in an amount equal to the fair market value of the shares on the dividend payment date. The "fair market value" of such shares should be equal to the average of the high and low prices of the shares reported on the consolidated transactions tape for the New York Stock Exchange issues on such date. In the case of shares purchased in market transactions with reinvested dividends, participants will be treated as having received a dividend in an amount equal to the purchase price of the shares to the Agent. A participant should not realize any income when shares are purchased from the Company with an optional cash payment.

         If shares are purchased in market transactions with either reinvested dividends or optional payments, participants will be treated as having received an additional dividend in the amount of their pro rata share of any brokerage fees, commissions or service charges ("Brokerage Commissions") paid by the Company.

         The tax basis for federal income tax purposes of shares purchased from the Company will equal (a) in the case of shares purchased with reinvested dividends, the fair market value of such shares on the relevant payment date and
(b) in the case of shares purchased with optional payments, the purchase price thereof. The tax basis of shares purchased in market transactions should equal the purchase price of the shares to the Agent increased by the additional dividend amount of the participant's share of any brokerage commissions paid by the Company.

         A participant's holding period for common shares acquired pursuant to the Plan should begin on the date following the day on which such shares were credited to such participant's account.

         A participant will realize capital gain or loss when shares are sold or exchanged (provided the shares are held as capital assets), whether pursuant to the participant's request upon withdrawal from the Plan or by the participant after receipt of shares from the Plan, and, in the case of a fractional share, when the participant receives a cash adjustment for a fraction of a share held in the participant's account upon withdrawal from the Plan; and the amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis therefor.

         In the case of participants (including foreign participants) who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of common shares under the Plan.

         The foregoing discussion assumes that the Company has sufficient earnings and profits so that distributions and deemed distributions from the Company are treated as dividends for federal income tax purposes.

         The foregoing discussion is not a complete enumeration or analysis of all the tax consequences of participating in the Plan and may not describe the tax consequences to a particular participant in light of his or her individual circumstances. The law and interpretational authorities on which such discussion is based are subject to change at any time, which could change the tax consequences described above. Accordingly, participants are urged to consult their own tax advisors for advice relating to the federal, state, local and foreign tax consequences of participation in the Plan.

USE OF PROCEEDS

         The Company knows neither the number of shares that will ultimately be purchased under the Plan nor the prices at which such shares will be purchased. To the extent that shares are purchased from the Company, the Company intends to add the proceeds from such purchases to the general funds of the Company for general corporate purposes.


LEGAL MATTERS

         Counsel who has passed upon legal matters concerning the validity of shares offered by this Prospectus is Douglas H. Daniels, Group Counsel of the Company. Mr. Daniels is an employee of the Company, owns and has options to purchase Common Shares, and participates in the Plan.


EXPERTS

         The consolidated financial statements and schedules to financial statements of the Company included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements and schedules to financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

         With respect to the unaudited consolidated interim financial information for the three month periods ended March 31, 1997 and 1996, incorporated by reference in the Prospectus and Registration Statement, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.


INDEMNIFICATION

         The By-Laws of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by New York law. In addition, the Company has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Company cannot directly indemnify such directors or officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Available Information                                                          3

Incorporation of Certain Information by Reference                              4

If You Have Questions Concerning the Plan                                      4

The Company                                                                    5

The Plan                                                                       5

      Purpose                                                                  6

      Advantages                                                               6

      Service Fees                                                             6

      Administration                                                           7

      Participation                                                            7

      Purchases and Prices of Shares                                          11

      Reports to Participants                                                 12

      Dividends on Fractions                                                  12

      Certificates for Common Shares                                          12

      Gifts/Transfers of Shares                                               13

      Sales of Common Shares                                                  13

      Withdrawals                                                             14

      Custody Service                                                         14

      Other Information                                                       15

Certain Federal Income Tax Consequences                                       16

Use of Proceeds                                                               18

Legal Matters                                                                 18

Experts                                                                       18

Indemnification                                                               18

                                1,000,000 SHARES

                            AMERICAN EXPRESS COMPANY

                                  Common Shares

                                ($.60 Par Value)



                                  Shareholder's
                               Stock Purchase Plan



                       [Logo of American Express Company]




                        PROSPECTUS DATED AUGUST __, 1997





                            American Express Company
                                200 Vesey Street
                             World Financial Center
                            New York, New York 10285

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             An itemized statement of the amount of all expenses incurred by the Company in connection with the issuance and distribution of the Common Stock registered hereunder. All of the amounts are estimated, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee                 $24,233.03
Printing Expenses                                                     9,500.00*
Accounting Fees and Expenses                                          2,000.00*
Legal Fees and Expenses                                               2,000.00*
Miscellaneous Expenses                                                3,000.00*
                                                               ----------------

    Total                                                           $40,733.03
---------------------
*  Estimated expense.


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The By-Laws of the registrant require the registrant to indemnify its directors and officers to the fullest extent permitted by New York law. In addition, the registrant has purchased insurance policies which provide coverage for its directors and officers in certain situations where the registrant cannot directly indemnify such directors or officers.


ITEM 16.     EXHIBITS.

EXHIBIT NO.                         DESCRIPTION OF DOCUMENT
-----------                         -----------------------

    4.1             Registrant's Restated Certificate of Incorporation.

    4.2 Registrant's By-Laws, as amended (incorporated by reference to Exhibit 3.2 of the registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended September 30, 1996).

    4 Form of Common Share Certificate (incorporated by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-3(Commission File No. 1-7657), dated June 12, 1990 (File No. 33-35382)).

    5               Opinion and Consent of Douglas H. Daniels.

   15               Letter re Unaudited Interim Financial Information.

   23               Consent of Ernst & Young LLP, independent auditors.

   24               Power of Attorney.

ITEM 17.     UNDERTAKINGS.

             (a)    The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)        To include any prospectus required by
                                          section 10(a)(3) of the Securities Act
                                          of 1933;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 31st day of July, 1997.




                                        AMERICAN EXPRESS COMPANY




                                     By:/s/Stephen P. Norman
                                        -----------------------------
                                           Stephen P. Norman
                                           Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




               *                                               *
-------------------------------                 --------------------------------
Harvey Golub                                    Charles W. Duncan Jr.
Chairman, Chief Executive                       Director
Officer and Director



               *                                               *
-------------------------------                 --------------------------------
Kenneth I. Chenault                             Beverly Sills Greenough
President, Chief Operating                      Director
Officer and Director



               *                                               *
-------------------------------                 --------------------------------
Richard K. Goeltz                               F. Ross Johnson
Vice President                                  Director
and Chief Financial Officer



               *                                               *
-------------------------------                 --------------------------------
Daniel T. Henry                                 Vernon E. Jordan Jr.
Senior Vice President and                       Director
Comptroller



               *                                               *
-------------------------------                 --------------------------------
Daniel F. Akerson                               Jan Leschly
Director                                        Director



               *                                               *
-------------------------------                 --------------------------------
Anne L. Armstrong                               Drew Lewis
Director                                        Director



               *                                               *
-------------------------------                 --------------------------------
Edwin L. Artzt                                  Aldo Papone
Director                                        Director



               *                                               *
-------------------------------                 --------------------------------
William G. Bowen                                Frank P. Popoff
Director                                        Director





                                                *By:/s/ STEPHEN P. NORMAN
                                                    ---------------------
                                                        Stephen P. Norman
                                                       (as Attorney-in-Fact)
                                                        July 31, 1997

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION OF DOCUMENT
-----------                         -----------------------

    4.1             Registrant's Restated Certificate of Incorporation.

    4.2 Registrant's By-Laws, as amended (incorporated by reference to Exhibit 3.2 of the registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended September 30, 1996).

    4 Form of Common Share Certificate (incorporated by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-3(Commission File No. 1-7657), dated June 12, 1990 (File No. 33-35382)).

    5               Opinion and Consent of Douglas H. Daniels.

   15               Letter re Unaudited Interim Financial Information.

   23               Consent of Ernst & Young LLP, independent auditors.

   24               Power of Attorney.